Exhibit 10.29

GENOCEA BIOSCIENCES, INC.
SIXTH AMENDMENT TO CONSULTING AGREEMENT
This Sixth Amendment to Consulting Agreement (the “Amendment”) is made as of the 13th day of June, 2017 (the “Amendment Date”) by and between Genocea Biosciences, Inc., a Delaware corporation (the “Company”) and George Siber (the “Consultant”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Consulting Agreement (as defined below).
WHEREAS, the Company and the Consultant are parties to that certain Consulting Agreement, dated as of May 16, 2007, as amended on June 30, 2009, December 16, 2010, June 15, 2011, June 5, 2013 and June 15, 2015 (the “Consulting Agreement”);
WHEREAS, the term of the Consulting Agreement currently expires on June 17, 2017;
WHEREAS, the Consulting Agreement may be amended by written agreement signed by the Company and the Consultant; and
WHEREAS, the Company and the Consultant desire to amend the Consulting Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned agree to amend the Consulting Agreement as follows:
1.Term. As of the Amendment Date, the term of the Consulting Agreement is extended until June 17, 2019.
2.    Compensation. As of the Amendment Date, Section 2(A) of Exhibit A shall be amended and replaced in its entirety as follows:
“(A) Throughout the term of this Agreement the Company will pay Consultant a fee of $9,833 per month in consideration for rendering the Services. All such payments will be made monthly within ten days after the close of the calendar month.”
3.    Miscellaneous.
(a)    Continuation of Agreement. Except as amended hereby, the Consulting Agreement shall remain in full force and effect.
(b)    Entire Agreement. The Consulting Agreement, as amended hereby, constitutes the entire agreement between Consultant and the Company with regard to the subject matter hereof. The Consulting Agreement, as amended hereby, is the complete, final, and exclusive embodiment of their agreement with regard to the subject matter thereof and supersedes any prior oral discussions or written communications and agreements.

(c)    Severability. Whenever possible, each provision of the Consulting Agreement, as amended hereby, will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Consulting Agreement, as amended hereby, is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but the Consulting Agreement, as amended hereby, and will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained in the Consulting Agreement or this Amendment.
(d)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles thereof.
(e)    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Consulting Agreement as of the date first written above.

COMPANY

/s/ William Clark
Name: William Clark
Title: President and Chief Executive Officer

CONSULTANT

/s/ George Siber
Name: George Siber

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